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                          CERTIFICATE OF INCORPORATION
                                       OF
                                SANTI GROUP, INC.


                                    ARTICLE I
                                      NAME

         The name of the corporation is SanTi Group, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at the registered office is The Corporation Trust Company.

                                   ARTICLE III
                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

                                   ARTICLE IV
                                 CAPITALIZATION

         The Corporation shall have authority, acting by the Board of Directors of the Corporation (the "Board of Directors), to issue not more than one hundred million (100,000,000) shares of capital stock divided into classes as follows:

         (a) Seventy million (70,000,000) shares of common stock, $.0001 par value per share (the "Common Stock"), such shares entitled to one (1) vote per share on any matter on which stockholders of the Corporation are entitled to vote and such shares being entitled to participation in dividends and to receive the remaining net assets of the Corporation upon dissolution, subject to the rights of any holders of any shares of Preferred Stock having a liquidation preference over the Common Stock.


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         (b) Thirty million (30,000,000) shares of preferred stock, $.0001 par value per share (the "Preferred Stock"), which may be issued from time to time in one or more series and entitled to such preferences to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution and shall have such distinctive designations as determined by the Board of Directors, with full power and authority to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law, with respect to dividends, redemptions, payment on liquidation, sinking fund provisions, conversion privileges and voting rights. All shares of the Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the Board of Directors as hereinabove provided and which may vary among the series. Different series of the Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes, except when such voting by classes is expressly required by law. Notwithstanding the foregoing with respect to the power of the Board of Directors to determine the relative rights and preferences of the shares of each series of the Preferred Stock with respect to dividends, redemptions, payment on liquidation, sinking fund provisions, conversion privileges and voting rights, the Board of Directors shall not designate any such series of the Preferred Stock as nonvoting, and in the event that any series of the Preferred Stock has a preference over another series of the Preferred Stock or the Common Stock with respect to dividends, the Board of Directors shall also include in its designation of such series of Preferred Stock with such dividend preference an adequate provision for the election of directors of the Corporation representing such series of Preferred Stock in the event of any default by the Corporation in the payment of such dividends.

         (c) The number of authorized shares of any class may be increased or decreased (but not below the number of such shares then outstanding) by the affirmative vote of the holders of a majority of all classes of stock of the Corporation entitled to vote.

Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and nonassessable.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware, including, without limitation, the power to make, alter and repeal Bylaws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal Bylaws of the Corporation.

         (b) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. The Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of


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directors constituting the whole Board of Directors permits, as designated by the Board of Directors. Upon the filing of this Certificate with the Secretary of State of the State of Delaware and until expiration of the terms indicated herein below, the initial members of the Board of Directors and the Class in which each such member will serve shall be as follows: Raymond M. Cash (Class III and Chairman), Rock Payne (Class II), Joyce Bone (Class II), Donald F. Moorehead, Jr. (Class III) and Elroy G. Roelke (Class I). Directors of Class I shall hold office for a term expiring at the next succeeding annual meeting of the stockholders, directors of Class II shall hold office for a term expiring at the second succeeding annual meeting of the stockholders, and directors of Class III shall hold office for a term expiring at the third succeeding annual meeting of the stockholders. Subject to the foregoing, at each annual meeting of the stockholders, the successors to the class of directors of the Corporation whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders, and each director so elected shall hold office until such director's successor is elected and qualified, or until such director's earlier resignation or removal. If the number of directors of the Corporation is changed, any increase or decrease in the number of directors shall be apportioned by action of the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that coincides with the remaining term of that class. In no case will a decrease in the number of directors of the Corporation shorten the term of any incumbent director.

         (c) The election of directors of the Corporation may, but need not, be by ballot.

         (d) Unless a greater vote requirement in any matter is provided in this Certificate, the affirmative vote of a majority of the directors of the Corporation present and acting at a duly constituted meeting at which a majority of the entire Board of Directors is present and acting, is sufficient for all action of the Board of Directors.

         (e) Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of resolutions authorizing the action.

         (f) Directors of the Corporation need not be stockholders of the Corporation.

         (g) The Board of Directors may hold its meetings and have an office or offices outside of the State of Delaware.

                                   ARTICLE VI
                  LIMITATION ON PERSONAL LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i)


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for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law), and (iv) for any transaction from which the director derived an improper personal benefit. If the law of the State of Delaware is amended after the filing of this Certificate to authorize corporate action further limiting or eliminating the personal liability of directors of the Corporation, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Delaware as so amended from time to time. Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

                                   ARTICLE VII
                                 INDEMNIFICATION

         (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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         (c) Notwithstanding any provision of this Article VII to the contrary, the Corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

         (d) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, such person's heirs, executors and administrators, and, with respect to this Article VII, are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

         (e) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person.

         (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         (g) Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VII which occur subsequent to the effective date of such amendment.

                                  ARTICLE VIII
                              REMOVAL OF DIRECTORS

         Any director of the Corporation may be removed only for cause by the affirmative vote of holders of a majority of the issued and outstanding capital stock of the Corporation entitled to vote


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on such matters. Cause shall mean the director's willful dishonesty toward, fraud upon, or deliberate injury or attempted injury to, the Corporation.

                                   ARTICLE IX
                    COMPROMISE OR ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the General Corporation Law of the State of Delaware, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                    ARTICLE X
                                   AMENDMENTS

         (a) Notwithstanding any of the provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the Corporation shall be required to repeal, or amend or adopt any provision inconsistent with, Articles V, VI, VII, VIII or X hereof.

         (b) The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Incorporation to be signed by Elroy G. Roelke, its Sole Director, as of the ____ day of ______________, 1998.

                                        MICROLYTICS, INC.


                                        By: /s/ Elroy G. Roelke
                                           -------------------------------------
                                             Elroy G. Roelke, Sole Director



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